CONFIDENTIAL TREATMENT REQUESTED
BY INTELIQUENT, INC.	Exhibit 10.36

First Amendment to the Master Service Agreement

Between

T-Mobile USA, Inc. (“T-Mobile”) and Inteliquent, Inc. (“Provider”)

This First Amendment to the Master Service Agreement (this “Amendment”) dated December 23, 2015 (“Effective Date”), is subject to and made a part of the Master Service Agreement dated June 23, 2015 between T-Mobile USA (“T-Mobile”) and Inteliquent, Inc. (“Provider”).

WHEREAS, the Parties entered into a Master Service Agreement dated June 23, 2015 (the “MSA”);

WHEREAS, concurrent with the execution of the MSA, the Parties entered into the PSTN Services Attachment (the “PSTN Attachment”, and together with the MSA, the “Agreement”); and

WHEREAS, the Parties desire to amend the PSTN Attachment to allow Customer to send to Provider certain retail traffic that originates in the United States and terminates in the locations set forth below.

NOW THEREFORE, for and in consideration of the promises and covenants contained in this Amendment, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

1.Enterprise Service.   The following new subsection 2.A.vii. is added to the PSTN Attachment:

vii.Terminating outbound traffic that originates from T-Mobile enterprise users (e.g., from T-Mobile corporate offices or retail stores) in the United States and terminates in the contiguous United States, Alaska, Hawaii, Puerto Rico, Canada, the Caribbean region or other international locations (the “Enterprise Service”).  The Enterprise Service will be included as a “Service” under the PSTN Attachment, except that the following Sections do not apply to Enterprise Service traffic: 3, 5, 6, 7, 10, and 14.  Notwithstanding, the non-applicability of Section 10 of the PSTN Attachment, the Parties agree to work together to identify reports for the Enterprise Service and the timelines upon which Provider will provide such reports to T-Mobile. Notwithstanding, the applicability of Section 12 of the PSTN Attachment to the Enterprise Service, the Parties agree that the service level metrics in Section 12: (a) only apply to the following portions of the Enterprise Service:  Contiguous U.S. IntraMTA/IntraLATA; Contiguous U.S. InterMTA/InterLATA; Alaska; Hawaii; and Puerto Rico, (b) the Service Levels for ASR, Short Call Duration Codes and Long Call Duration do not apply, (c) the Service Level Credits that apply are set forth on Exhibit A hereto (instead of those in Section 12) and (d) the termination remedies in Section 12 do not apply to the Enterprise Service.

[* * *] The confidential content of this Exhibit 10.36 has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY INTELIQUENT, INC.

2.Rates for Enterprise Service Traffic.  The following new table sets forth the rates that T-Mobile will pay to Inteliquent for Enterprise Service traffic.  This table is hereby added to the end of Schedule 4 to the PSTN Agreement:

Rates for Enterprise Service traffic*
Terminating Location	Rate Per Minute
Contiguous U.S. IntraMTA/IntraLATA	$[* * *] (will be treated for all purposes as Outbound IntraMTA Service traffic, including contributing to the High Outbound IntraMTA Trigger and Low Outbound IntraMTA Trigger)
Contiguous U.S. InterMTA/InterLATA	$[* * *] during the first 12 months of the Term; $[* * *] thereafter
Alaska	The first [* * *] minutes per month at $[* * *] during the first 12 months of the Term; $[* * *] thereafter. All minutes above [* * *] per month at $[* * *]
Hawaii	$[* * *] during the first 12 months of the Term; $[* * *] thereafter
Canada	$[* * *]
Puerto Rico	$[* * *] during the first 12 months of the Term; $[* * *] thereafter
Caribbean	$[* * *]
Mexico	$[* * *]
Other International Destinations	The first [* * *] minutes per month at $[* * *]. All minutes above [* * *] per month at $[* * *].

*Provider may change the rates for the [* * *], [* * *] and [* * *] in this table by providing [* * *] days written notice to: [* * *]@T-Mobile.com.

3.Alternative LD Provider.  From [* * *] until [* * *], T-Mobile may use an alternate service provider (the “Alternate Service Provider”) for the provision of up to [* * *]% of T-Mobile’s [* * *] traffic (the “Temp Migrated [* * *]”).  T-Mobile’s use of the Alternative Service Provider for the Temp Migrated [* * *] will be excluded from the determination of compliance with Section 3 of the PSNT Attachment (Traffic Commitments and Exclusivity).  T-Mobile agrees that it will not shape the [* * *] traffic (which could result in Provider receiving a disproportionate amount of traffic terminating to higher cost codes) and the Alternative Service Provider will not take steps to cause the same to occur (e.g., returning calls terminating to high cost codes to T-Mobile via cause codes).

4.Miscellaneous.  Except as amended by this Amendment, the terms of the Agreement shall remain in full force and effect.

Proprietary and Confidential	2

[* * *] The confidential content of this Exhibit 10.36 has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY INTELIQUENT, INC.

IN WITNESS WHEROF, the Parties hereto have caused this First Amendment to the Master Service Agreement to be executed as of the Effective Date.

T-Mobile USA, Inc.		Inteliquent, Inc.
By:	/s/ Bryan Fleming	By:	/s/ John Schoder
Name:	Bryan Fleming	Name:	John Schoder
Title:	VP, Technical Systems & Business Ops	Title:	EVP, Sales, Product & Marketing

Exhibit A

Service Credits for Enterprise Service Traffic

Availability Table

Enterprise Service Network Availability	Service Credit (% of Monthly Fees for Enterprise Service Traffic)
[* * *] - [* * *]%	[* * *]%
[* * *] – [* * *]%	[* * *]%
[* * *] – [* * *]%	[* * *]%
[* * *]% or less	[* * *]%

NER Table

NER for the Enterprise Service	Service Credit (% of Monthly Fees for Enterprise Service Traffic)
[* * *]% – [* * *]%	[* * *]%
[* * *]% – [* * *]%	[* * *]%
[* * *]% – [* * *]%	[* * *]%
[* * *]% – [* * *]%	[* * *]%
[* * *]% or less	[* * *]%

MOS Table

Average MOS Score for the Enterprise Service		Service Credit (% of Monthly Fees for Enterprise Service Traffic)
From	To
[* * *]	[* * *]	[* * *]%
[* * *]	[* * *]	[* * *]%
[* * *]	[* * *]	[* * *]%
[* * *] or less		[* * *]%

A.

Service Outage Response. For the Enterprise Service, Provider shall meet or exceed the MTTR response levels set forth in the Service Event Table. Provider shall provide T-Mobile with a credit equal to [* * *] ([* * *]%) of the total fees or credits for the Enterprise Service due for the relevant calendar month during which Provider failed to meet the MTTR response level.

Proprietary and Confidential	3

[* * *] The confidential content of this Exhibit 10.36 has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONFIDENTIAL TREATMENT REQUESTED

BY INTELIQUENT, INC.

B.	Enterprise Service Only. For clarity’s sake, compliance with the above Service Levels will be measured only using Enterprise Service traffic.

C.	No Weights Apply. The above Service Credits will be applied without the application of any weights.

D.	Total Service Credits. In no event will the Service Credits for the Enterprise Service in any month exceed the fees that apply for the Enterprise Service in such month.

Proprietary and Confidential	4

[* * *] The confidential content of this Exhibit 10.36 has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.